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                                  EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders of
InfoSpace.com, Inc.
Redmond, Washington

     We consent to the incorporation by reference in this Registration Statement of InfoSpace.com, Inc. on Form S-3 of our report dated February 24, 1999 (December 15, 1999 as to Note 14) appearing in the Prospectus, which is part of this Registration Statement No. 333-93167 of InfoSpace.com, Inc. on Form S-3 and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Seattle, Washington
January 7, 2000